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                                                                    EXHIBIT 21.1

                       JABIL CIRCUIT, INC. SUBSIDIARIES*
                   OWNERSHIP IS 100% EXCEPT WHERE DESIGNATED

Contract Manufacturing Services Singapore Pte. Ltd. (Singapore)
Digitek Electronics Ltd. (Hong Kong)
GET Manufacturing Europe S.A. (Belgium)
GET Manufacturing USA, Inc. (USA)
Jabil (Mauritius) Holdings Ltd. (Mauritius)
Jabil Circuit (BVI) Inc. (British Virgin Islands)
Jabil Circuit (Guangzhou) Ltd. (China)
Jabil Circuit (Panyu) Ltd. (China)
Jabil Circuit (Shenzhen) Co. Ltd. (China)
Jabil Circuit (Shanghai) Co. Ltd. (China)
Jabil Circuit (Singapore) Pte. Ltd. (Singapore)
Jabil Circuit Automotive, SAS (France)
Jabil Circuit Belgium N.V. (Belgium)
Jabil Circuit Cayman LP (Cayman Islands)
Jabil Circuit Chihuahua, LLC (USA)
Jabil Circuit China Limited (Hong Kong)
Jabil Circuit China Manufacturing Ltd. (Guernsey)
Jabil Circuit de Chihuahua S de RL de C.V. (Mexico)
Jabil Circuit de Mexico, S de RL de C.V. (Mexico)
Jabil Circuit do Brasil Ltda (Brazil)
Jabil Circuit Financial, Inc. (USA)
Jabil Circuit French Holdings, SAS (France)
Jabil Circuit GmbH (Germany)
Jabil Circuit Gotemba, KK (Japan)
Jabil Circuit Guadalajara, LLC (USA)
Jabil Circuit Guangzhou Holding (BVI) Inc. (British Virgin Islands) Jabil Circuit Gyarto K.F.T. (Hungary)
Jabil Circuit Holdings GmbH (Germany)
Jabil Circuit Holdings Ltd (United Kingdom)
Jabil Circuit Hong Kong Limited (Hong Kong)
Jabil Circuit Italia Holding, S.r.l. (Italy)
Jabil Circuit Italia, S.r.l. (Italy)
Jabil Circuit Japan, Inc. (Japan)
Jabil Circuit Limited (United Kingdom)
Jabil Circuit Luxembourg II, S.a.r.l. (Luxembourg)
Jabil Circuit Luxembourg, S.a.r.l. (Luxembourg)
Jabil Circuit of Michigan, Inc. (USA)
Jabil Circuit of Texas, LP (USA)
Jabil Circuit Real Estate GmbH (Germany)
Jabil Circuit Sdn. Bhd. (Malaysia)
Jabil Circuit Services Ltd. (Hong Kong)
Jabil Circuit Services Szombathely Ltd. (Hungary)
Jabil Circuit U.K., Ltd (United Kingdom)
Jabil Circuit, LLC (Delaware)
Jabil Circuit S.r.l., (Italy)
Jabil Circuit, SAS (France)
Jabil Global Services Belgium, S.P.R.L. (Belgium)
Jabil Global Services de Mexico, S.A. de C.V. (Mexico)
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Jabil Global Services, Ltd. (Ireland)
Jabil Global Services Netherlands B.V. (Netherlands)
Jabil Global Services, Inc. (USA)
Jabil Circuit India Private Limited (India)
Jabil Industrial do Brasil Ltda (Brazil)
Jabil Mexico S.A. de C.V. (Mexico)
Jabil MPC, LLC (USA)
Jabil Texas Holdings, LLC (USA)
JP Danshui Holding (BVI) Inc. (BVI)
Jabil Circuit Hungary Ltd. (Hungary)
Swan do Brasil Ltda. (Brazil)
Jabil Circuit da Amazonia Ltda. (Brazil)
Jabil Circuit Netherlands B.V. (Netherlands)
Jabil Circuit Austria GmbH (Austria)
Jabil Circuit Poland sp z o.o. (Poland)

     * Jabil Circuit, Inc. subsidiaries list as of August 31, 2003, not including certain immaterial subsidiaries dissolved prior to August 31, 2003.